Exhibit 10.31

PURCHASE AND SALE CONTRACT

AMONG

AMBASSADOR VI, L.P.,

a Delaware limited partnership

AMBASSADOR VIII, L.P.,

a Delaware limited partnership

CENTURY STONEY GREENS, L.P.,

a California limited partnership

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP,

a Maryland limited partnership

AS SELLERS

AND

BETHANY HOLDINGS GROUP, LLC,

a Nevada limited liability company,

AND

CHI CHEN WANG,

an individual

JOINTLY AND SEVERALLY, AS PURCHASER

ARTICLE I

DEFINED TERMS    1

ARTICLE II

PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

8

2.1

Purchase and Sale     8

2.2

Purchase Price and Deposit   8

2.3

Escrow Provisions Regarding Deposit   9

ARTICLE III

FEASIBILITY PERIOD   11

3.1

Feasibility Period   11

3.2

Expiration of Feasibility Period   12

3.3

Conduct of Investigation   12

3.4

Purchaser Indemnification   12

3.5

Property Materials   14

3.6

Property Contracts   15

ARTICLE IV

TITLE  15

4.1

Title Documents   15

4.2

Survey   16

4.3

Objection and Response Process   16

4.4

Permitted Exceptions   17

4.5

Existing Deed of Trust   18

4.6

Assumed Encumbrances   18

4.7

Purchaser Financing   21

ARTICLE V

CLOSING   21

5.1

Closing Date   21

5.2

Seller Closing Deliveries   22

5.3

Purchaser Closing Deliveries   23

5.4

Closing Prorations and Adjustments   24

5.5

Post Closing Adjustments   29

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER   29

6.1

Seller's Representations   29

6.2

AS-IS   31

6.3

Survival of Seller's Representations   32

6.4

Definition of Seller's Knowledge   32

6.5

Representations And Warranties Of Purchaser   32

ARTICLE VII

OPERATION OF THE PROPERTIES   34

7.1

Leases and Property Contracts   34

7.2

General Operation of Property   34

7.3

Liens   34

ARTICLE VIII   CONDITIONS PRECEDENT TO CLOSING   34

8.1

Purchaser's Conditions to Closing   34

8.2

Sellers' Conditions to Closing   36

ARTICLE IX

BROKERAGE   37

9.1

Indemnity   37

9.2

Seller Broker Commission   37

9.3

Broker Signature Page   37

9.4

Texas Real Estate License Act   37

ARTICLE X

DEFAULTS AND REMEDIES   37

10.1

Purchaser Default   37

10.2

Seller Default   38

ARTICLE XI

RISK OF LOSS OR CASUALTY   39

11.1

Major Damage   39

11.2

Minor Damage   40

11.3

Repairs   40

ARTICLE XII

EMINENT DOMAIN   41

12.1

Eminent Domain   41

ARTICLE XIII

MISCELLANEOUS   41

13.1

Binding Effect of Contract   41

13.2

Exhibits And Schedules   41

13.3

Assignability   41

13.4

Binding Effect   41

13.5

Captions   42

13.6

Number And Gender Of Words    42

13.7

Notices   42

13.8

Governing Law And Venue   44

13.9

Entire Agreement   44

13.10

Amendments   44

13.11

Severability   44

13.12

Multiple Counterparts/Facsimile Signatures   44

13.13

Construction   44

13.14

Confidentiality   45

13.15

Time Of The Essence   45

13.16

Waiver   45

13.17

Attorneys Fees   45

13.18

Time Periods   45

13.19

1031 Exchange   45

13.20

No Personal Liability of Officers, Trustees or Directors of Seller's Partners 46

13.21

No Exclusive Negotiations  46

13.22

ADA Disclosure  46

13.23

No Recording  47

13.24

Relationship of Parties  47

13.25

Dispute Resolution  47

13.26

AIMCO Marks  47

13.27

Non-Solicitation of Employees   48

13.28

Survival   48

13.29

Multiple Purchasers   48

13.30

Sellers' Several Obligations   48

13.31

Obligation to Close on all Properties   49

13.32

Property Located in Special Water District or Municipal or Public Utility District   49

13.33

Notice Regarding Possible Annexation   49

ARTICLE XIV

LEAD–BASED PAINT DISCLOSURE   49

14.1

Disclosure   49

PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the ____ day of September, 2006 (the "Effective Date"), by the selling parties identified on Schedule A (the "Seller Information Schedule") having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a "Seller" and collectively "Sellers"), and BETHANY HOLDINGS GROUP, LLC, a Nevada limited liability company "Bethany"), having a principal address at 1920 Main Street, Suite 770, Irvine, California  92614, and Chi Chen Wang, an individual (jointly and severally, "Purchaser").

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

RECITALS

A.

Each Seller owns the real estate commonly known as and identified by the "Community Name" listed on the Seller Information Schedule and as more particularly described in Exhibits A-1 to A-4 attached hereto and made a part hereof, and the improvements thereon.

B.

Purchaser desires to purchase, and each Seller desires to sell, the land, improvements and certain associated property described in this Contract on the terms and conditions set forth below.

ARTICLE I
DEFINED TERMS

1.1

Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.  Any reference to a specific "Property" shall be to the "Common Name of Property" as set forth in the Seller Information Schedule attached hereto.

1.1.1

"ADA" shall have the meaning set forth in Section 13.22.

1.1.2

"Additional Deposit" shall have the meaning set forth in Section 2.2.2.

1.1.3

"AIMCO" means Apartment Investment and Management Company.

1.1.4

"AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by a Seller, its Property Manager, or AIMCO in the marketing, operation or use of a Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

1.1.5

"Appeal" shall have the meaning set forth in Section 5.4.4(b).

1.1.6

“Applicable Share” means, a fraction, the numerator of which is the Property’s Base Purchase Price set forth on the Seller Information Schedule, and the denominator of which is the aggregate of all of the Properties' Base Purchase Prices set forth on the Seller Information Schedule.

1.1.7

"Assumed Encumbrances" means the HAP Contracts and LURAs.

1.1.8

"Base Purchase Price" means the "Base Purchase Price" for a Property set forth on the Seller Information Schedule.

1.1.9

"Bethany" shall have the meaning set forth in the introductory paragraph.

1.1.10

"Broker" means, collectively, Transaction Broker and Sellers' Broker.

1.1.11

"Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of California, Colorado or Texas.

1.1.12

"Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.1.13

"Closing Date" means the date on which date the Closing of the conveyance of the Properties is required to be held pursuant to Section 5.1.

1.1.14

"Code" shall have the meaning set forth in Section 2.3.6.

1.1.15

"Consultants" shall have the meaning set forth in Section 3.1.

1.1.16

"Damage Notice" shall have the meaning set forth in Section 11.1.

1.1.17

"Deeds" shall have the meaning set forth in Section 5.2.1.

1.1.18

"Deed of Trust" shall have the meaning set forth in Section 4.5.

1.1.19

"Deposit" means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit and the Additional Deposit.

1.1.20

"Escrow Agent" shall have the meaning set forth in Section 2.2.1.

1.1.21

"Excluded Permits" means, with respect to each Property, those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on the Seller Information Schedule or during the Feasibility Period.

1.1.22

"Existing Survey" shall have the meaning set forth in Section 4.2.

1.1.23

"Extension Right" shall have the meaning set forth in Section 5.1.

1.1.24

"Feasibility Period" shall have the meaning set forth in Section 3.1.

1.1.25

"FHA" shall have the meaning set forth in Section 13.22.

1.1.26

"Final Response Deadline" shall have the meaning set forth in Section 4.3.

1.1.27

"Fixtures and Tangible Personal Property" means, with respect to each Property, all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on such Property as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of such Property, but only to the extent transferable.  The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by the applicable Seller and the interest of the applicable Seller in any equipment provided to its Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to such Property, or (c) property and equipment owned by the applicable Seller, which in the ordinary course of business of such Property is not used exclusively for the business, operation or management of such Property, or (d) the property and equipment, if any, expressly identified in Schedule 1.1.27, listed on the Seller Information Schedule as "Excluded FF&E", or designated by the applicable Seller during the Feasibility Period.

1.1.28

"General Assignment" shall have the meaning set forth in Section 5.2.3.

1.1.29

"Good Funds" shall have the meaning set forth in Section 2.2.1.

1.1.30

"HAP Contracts" shall have the meaning set forth in Section 4.6.1.

1.1.31

"Housing Authority" shall have the meaning set forth in Section 4.6.1.

1.1.32

"Improvements" means all buildings and improvements located on the Land corresponding to each Property, taken "as is."

1.1.33

"Independent Contract Consideration" shall have the meaning set forth in Section 2.2.3.

1.1.34

"Initial Deposit" shall have the meaning set forth in Section 2.2.1.

1.1.35

"Issuer" shall have the meaning set forth in Section 4.6.2.

1.1.36

"Land" means, with respect to each Property, the corresponding tract of land described on Exhibits A-1 to A-4, and all rights, privileges and appurtenances pertaining thereto, including easements and rights-of-way relating thereto, and all right, title and interest, if any, of the applicable Seller in and to land lying within any street or roadway adjoining said land or any vacated or hereafter vacated street or alley adjoining the land.

1.1.37

"Lease(s)" means, with respect to each Property, the interest of the applicable Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to such Seller's Property and which are in force as of the Closing Date for the applicable Property.

1.1.38

"Leases Assignment" shall have the meaning set forth in Section 5.2.4.

1.1.39

"Lender" means, with respect to each Property, those "Lenders" identified on the Seller Information Schedule, each of whose servicer, if any, also is identified on the Seller Information Schedule.

1.1.40

"Lender Fees" means, with respect to each Property, all fees and expenses (including, without limitation, all prepayment penalties and pay-off fees) imposed or charged by each Lender or its counsel in connection with the Loan Payoff, and, to the extent that the Loan Payoff occurs on a date other than as permitted under the applicable Note and Deed of Trust, any amounts of interest charged by the applicable Lender for the period from the Closing Date to the permitted prepayment date.  The exact amount of the Lender Fees shall be determined as of the Closing Date.

1.1.41

"Loan" means the indebtedness owing to Lender evidenced by a Note.

1.1.42

"Loan Payoff" shall have the meaning set forth in Section 5.4.7.

1.1.43

"Losses" shall have the meaning set forth in Section 3.4.1.

1.1.44

"LURA" shall have the meaning set forth in Section 4.6.2.

1.1.45

"LURA Approval" shall have the meaning set forth in Section 4.6.2.2.

1.1.46

"LURA Assignment Form" shall have the meaning set forth in Section 5.2.6.

1.1.47

"LURA Assumption" shall have the meaning set forth in Section 4.6.2.1.

1.1.48

"LURA Assumption Applications" shall have the meaning set forth in Section 4.6.2.2.

1.1.49

"LURA Assumption Fees" shall have the meaning set forth in Section 4.6.2.5.

1.1.50

"LURA Submittal Deadline" shall have the meaning set forth in Section 4.6.2.2.

1.1.51

"LURA Required Fund Amounts" shall have the meaning set forth in Section 4.6.2.6.

1.1.52

"Materials" shall have the meaning set forth in Section 3.5.

1.1.53

"Materials Security Deposit" shall have the meaning set forth in Section 2.3.7.

1.1.54

"Miscellaneous Property Assets" means, with respect to each Property, all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of a Property and owned by its respective Seller, excluding, however, with respect to each Property (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) such Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks.  The term "Miscellaneous Property Assets" also shall include all of the applicable Seller's rights, if any, in and to the "Community Name" identified in the Seller Information Schedule as it relates solely to use in connection with the applicable Property (and not with respect to any other property owned or managed by any Seller, Property Manager, AIMCO, or their respective affiliates).

1.1.55

"New Surveys" shall have the meaning set forth in Section 4.2.

1.1.56

"Non-Refundable Portion" shall have the meaning set forth in Section 2.2.1.

1.1.57

"Note" means, with respect to each Property, the promissory note(s) identified in the Seller Information Schedule.

1.1.58

"Objection Deadline" shall have the meaning set forth in Section 4.3.

1.1.59

"Objection Notice" shall have the meaning set forth in Section 4.3.

1.1.60

"Objections" shall have the meaning set forth in Section 4.3.

1.1.61

"Permits" means, with respect to each Property, all licenses and permits granted by any governmental authority having jurisdiction over such Property and required in order to own and operate such Property.

1.1.62

"Permitted Exceptions" shall have the meaning set forth in Section 4.4.

1.1.63

"Prohibited Person" means any of the following:  (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the "Executive Order"); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a "specially designated national" or "blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

1.1.64

"Property" means (a) the Land and Improvements and all rights of the applicable Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the right, if any and only to the extent transferable, of such Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property related to such Land and Improvements, and (c) the Miscellaneous Property Assets owned by Seller which are located on such Land and Improvements and used in its operation.

1.1.65

"Properties" means, collectively, each Property to be conveyed hereunder.

1.1.66

"Property Contracts" means, with respect to each Property, all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of such Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and not including (a) any national contracts entered into by the applicable Seller, Property Manager, or AIMCO with respect to the applicable Property (i) which terminate automatically upon transfer of such Property by such Seller, or (ii) which such Seller, in Seller's sole discretion, elects to terminate with respect to such Property effective as of the Closing Date, or (b) any property management contract for such Property.  Property Contracts shall not include forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" governed by the provisions of Section 5.4.12.

1.1.67

"Property Contracts Notice" shall have the meaning set forth in Section 3.6.

1.1.68

"Property Manager" means the current property manager of each Property.

1.1.69

"Property Taxes" shall have the meaning set forth in Section 5.4.4.

1.1.70

"Proration Schedule" shall have the meaning set forth in Section 5.4.1.

1.1.71

"Purchase Price" shall have the meaning set forth in Section 2.2.

1.1.72

"Records Disposal Notice" shall have the meaning set forth in Section 5.4.13.

1.1.73

"Records Hold Period" shall have the meaning set forth in Section 5.4.13.

1.1.74

"Regional Property Manager" means, with respect to each Property, the individual identified in the Seller Information Schedule.

1.1.75

"Reinstatement Notice" shall have the meaning set forth in Section 8.1.

1.1.76

"Rent Roll" shall have the meaning set forth in Section 3.5.3.

1.1.77

"Required Assignment Consent" shall have the meaning set forth in Section  3.6.

1.1.78

"Response Deadline" shall have the meaning set forth in Section 4.3.

1.1.79

"Response Notice" shall have the meaning set forth in Section 4.3.

1.1.80

"Sellers' Broker" shall have the meaning set forth in Section 9.1.

1.1.81

"Seller's Indemnified Parties" shall have the meaning set forth in Section  3.4.1.

1.1.82

"Seller Information Schedule" shall have the meaning set forth in the introductory paragraph.

1.1.83

"Seller's Property-Related Files and Records" shall have the meaning set forth in Section  5.4.13.

1.1.84

"Seller's Representations" shall have the meaning set forth in Section 6.1.

1.1.85

"Seller's Representative" means AIMCO.

1.1.86

"Seller Third-Party Reports" means any reports, studies or other information with respect to a Property prepared or compiled for a Seller by any Consultant or other third-party not in the employ of Seller.

1.1.87

"Separate Closing Conditions" shall have the meaning set forth in Section 4.6.3.

1.1.88

"Survey" shall have the meaning ascribed thereto in Section 4.2.

1.1.89

"Survival Period" shall have the meaning set forth in Section 6.3.

1.1.90

"Survival Provisions" shall have the meaning set forth in Section 13.28.

1.1.91

"Tax Year" means each 12-month period for which the applicable taxing authority assesses Property Taxes, which may or may not be a calendar year.

1.1.92

"Tenant" means any person or entity entitled to occupy any portion of the applicable Property under a Lease.

1.1.93

"Tenant Deposits" means, with respect to a Property, all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to the applicable Seller pursuant to its Leases.  Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise.

1.1.94

"Tenant Security Deposit Balance" shall have the meaning set forth in Section 5.4.6.2.

1.1.95

"Terminated Contracts" shall have the meaning set forth in Section 3.6.

1.1.96

"Termination Notice" shall have the meaning set forth in Section 8.1.

1.1.97

"Third-Party Reports" means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of a Property.

1.1.98

"Title Commitment" shall have the meaning ascribed thereto in Section 4.1.

1.1.99

"Title Documents" shall have the meaning set forth in Section  4.1.

1.1.100

"Title Insurer" shall have the meaning set forth in Section 2.2.1.

1.1.101

"Title Policy" shall have the meaning set forth in Section  4.1.

1.1.102

"Transaction Broker" shall have the meaning set forth in Section 9.1.

1.1.103

"Trustee" shall have the meaning set forth in Section 4.6.2.

1.1.104

"Uncollected Rents" shall have the meaning set forth in Section 5.4.6.1.

1.1.105

"Utility Contract " shall have the meaning set forth in Section 5.4.12.

1.1.106

"Vendor Terminations" shall have the meaning set forth in Section 5.2.5.

ARTICLE II
PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1

Purchase and Sale.  Each Seller agrees to sell and convey its Property listed on the Seller Information Schedule to Purchaser and Purchaser agrees to purchase such Property from each Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2

Purchase Price and Deposit.  The Base Purchase Price for each Property is set forth in the Seller Information Schedule, and shall be reduced by the Lender Fees applicable to such Property in accordance with a statement from the applicable Lender (for each such Property that Property's "Purchase Price").  The Purchase Price for each Property shall be paid as follows:

2.2.1

On the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, c/o Wendy Howell, National Commercial Closing Specialist, 1980 Post Oak Boulevard, Suite 610, Houston, Texas 77056, 800-729-1906 ("Escrow Agent" or "Title

Insurer"), with accompanying investment instructions to Escrow Agent pursuant to Section 2.3.1, an initial aggregate deposit for all of the Properties (the "Initial Deposit") of $300,000.00 by wire transfer of immediately available funds ("Good Funds").  The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3 and the other applicable provisions of this Contract.  Except only as specifically and expressly otherwise set forth in this Contract, the sum of $50,000 of the Initial Deposit (the "Non-Refundable Portion") (i) is non-refundable to Purchaser and (ii) shall be delivered to Sellers upon the expiration or termination of this Contract.  The Initial Deposit and Non-Refundable Portion thereof shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties.

2.2.2

On the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional aggregate deposit (the "Additional Deposit") of $300,000.00 by wire by transfer of Good Funds.  The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3 and the other applicable provisions of this Contract.  The Additional Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties.

2.2.3

Sellers and Purchaser agree that the amount of $100.00 (the "Independent Contract Consideration") has been paid by Purchaser to Seller concurrently with the deposit into escrow of the Deposit, as consideration for Sellers' execution and delivery of this Contract and for Purchaser's rights of review, inspection and termination provided in Article III hereof.  The Independent Contract Consideration is independent of any other consideration or payment provided for in this Contract and, notwithstanding anything to the contrary herein, is non-refundable in all events whatsoever.

2.2.4

The balance of the Purchase Price for each Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or, if required by any Seller's lender, the Business Day before the Closing Date).

2.2.5

The allocations of Base Purchase Prices for the Properties set forth on the Seller Information Schedule have been established by Purchaser, and Sellers have not, in any way, influenced such allocations among the Properties.

2.2.6

With respect to the Non-Refundable Portion, Sellers and Purchaser hereby acknowledge and agree that the Non-Refundable Portion is non-refundable to Purchaser if Purchaser terminates this Contract for any reason, other than as expressly provided in Sections 3.4.2, 3.5.1, 4.3(a), 10.2, 11.1, 12.1.

2.3

Escrow Provisions Regarding Deposit.

2.3.1

Escrow Agent shall hold the Deposit and make delivery of the Deposit (or any portion of it) to the party entitled thereto under the terms of this Contract.  Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, subject to Purchaser's written consent or ratification, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2

Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price for each Property, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit (or any portion of it) pursuant to the terms of this Contract, including as set forth in Section 2.3.3.  The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3

If the Deposit has not been released earlier in accordance with Section 2.3.2, and Purchaser or Seller's Representative makes a written demand upon Escrow Agent for payment of any portion of the Deposit, Escrow Agent shall give written notice to the other parties of such demand.  If Escrow Agent does not receive a written objection from another party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment.  If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision.  However, in the event of a disagreement among the parties as to the proper disposition of any portion of the Deposit, Escrow Agent shall have the right at any time to deposit the portion of the Deposit in issue, and interest thereon, if any, with a court of competent jurisdiction in the state or commonwealth in which a Property is located.  Escrow Agent shall give written notice of such deposit to Seller's Representative and Purchaser.  Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder (other than those that accrued prior to such deposit).  Sellers hereby appoint Seller's Representative to give and receive notices to Escrow Agent regarding the Deposit.

2.3.4

The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience and that Escrow Agent shall not be deemed to be the agent of any of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence.  Sellers and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5

The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent.  Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.6

Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended

(the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code.  Further, Escrow Agent agrees to indemnify and hold Purchaser, Sellers, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.7

If Purchaser becomes entitled, under any provision of this Agreement, to a return of all, or any portion, of the Deposit, Escrow Agent is hereby instructed to withhold from the amount of the Deposit to be returned to Purchaser the sum of $50,000.00 (the "Materials Security Deposit") and to withhold such amount from Purchaser until such time as Purchaser has fully complied with its obligations under Section 3.5.2 to deliver to the applicable Seller all Third-Party Reports and also all information and Materials provided to Purchaser by such Seller pursuant to this Contract.  The satisfaction of Purchaser's obligations under Section 3.5.2 shall be evidenced by a written instruction to Escrow Agent signed by the applicable Seller upon request by Purchaser made at any time after the performance of Purchaser's obligations, which signature shall not unreasonably be withheld, conditioned or delayed.

2.3.8

The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

ARTICLE III
FEASIBILITY PERIOD

3.1

Feasibility Period.  Subject to the terms of Sections 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date to and including October 31, 2006 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right, from time to time and at Purchaser's sole cost and expense, to enter onto the Properties:

3.1.1

To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Properties (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

3.1.2

To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Properties;

3.1.3

To ascertain and confirm the suitability of the Properties for Purchaser's intended use of the Properties; and

3.1.4

To review the Materials.

3.2

Expiration of Feasibility Period.  If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by giving written notice to that effect to Seller's Representative and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period.  If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall forthwith return the Initial Deposit (other than the Non-Refundable Portion) to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition of the return of the Materials Security Deposit) and deliver to each Seller its Applicable Share of the Non-Refundable Portion.  If Purchaser fails to provide Seller's Representative with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit (including both the entire Initial Deposit and, when delivered in accordance with Section 2.2.2, the Additional Deposit) shall be non-refundable, and Purchaser's obligation to purchase the Properties as set forth in this Contract shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1.

3.3

Conduct of Investigation.  Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser.  Purchaser shall give written notice to the applicable Seller not less than 24 hours prior to entry onto its Property and shall permit such Seller to have a representative present during all Inspections conducted at its Property.  All information made available by any of the Sellers to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Properties by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to permit third parties engaged by Purchaser to analyze and investigate such information for the purpose of consummating the transaction contemplated by this Contract.  The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deeds to Purchaser.

3.4

Purchaser Indemnification.

3.4.1

Purchaser shall indemnify, hold harmless and, if requested by a Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller, together with such Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including such Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultants' entry onto such Seller's Property, and any Inspections or other matters performed by Purchaser with respect to such Property during the Feasibility Period or otherwise; provided, however, such indemnity shall not cover any Loss to the extent arising from Seller's Indemnified Parties' negligence or willful misconduct or any preexisting, latent physical or environmental conditions discovered by Purchaser in connection with its investigations as long as Purchaser immediately ceases its investigations upon discovering such latent condition and takes reasonable steps not to exacerbate such condition.

3.4.2

Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on a Property without the prior written consent of Seller's Representative, which consent may be withheld in Seller's Representative's sole discretion.  Further, Seller's Representative shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of its Property), investigations and other matters that in such Seller's Representative's reasonable judgment could result in any injury to its Property or breach of any contract, or expose the applicable Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or such Seller's interest therein; provided, however, each Seller hereby expressly consents to Purchaser's performance of a Phase I environmental study of the applicable Property (to be conducted by an environmental engineer reasonably acceptable to Seller's Representative) and an ACM (asbestos containing material) study (to be conducted by an environmental engineer reasonably acceptable to Seller's Representative) in connection therewith, but only to the extent customarily performed in connection with a Phase I environmental study; and, provided, further, however, if the Phase I for any Property concludes that a Phase II is recommended, but the applicable Seller refuses permission for such Phase II (in such Seller's sole and absolute discretion), Purchaser may terminate this Agreement pursuant to Section 3.2 prior to the expiration of the Feasibility Period; provided, however, if Seller's Representative unreasonably withholds its consent to a Phase II environmental study or other invasive testing, then upon such termination, Purchaser also may recover the Non-Refundable Portion.  Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section.  No consent by Seller's Representative to any such activity shall be deemed to constitute a waiver by the applicable Seller or assumption of liability or risk by such Seller.  Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, each Property substantially to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 3.  Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, by water or otherwise, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state(s) or commonwealth(s) in which the Properties are located.  Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Sellers (in the form of a certificate of insurance) prior to Purchaser's or Purchaser's Consultants' entry onto any of the Properties.

3.4.3

The provisions of this Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

3.5

Property Materials.

3.5.1

Within 10 days after the Effective Date, and to the extent the same exist and are in a Seller's possession or reasonable control (subject to Section 3.5.2), each Seller agrees to make the documents set forth on Schedule 3.5 (the "Materials") relating to its Property available at its Property for review and copying by Purchaser at Purchaser's sole cost and expense.  In the alternative, at a Seller's option and within the foregoing 10-day period, such Seller may deliver some or all of its Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by a Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site).  To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify the applicable Seller and such Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by such Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser's sole remedy will be to terminate this Contract pursuant to Section 3.2; provided, however, if any Seller does not make available a material portion of the Materials within Seller's possession or reasonable control, and Purchaser terminates this Contract  because of such failure on or before the expiration of the Feasibility Period, Purchaser shall recover the Non-Refundable Portion.

3.5.2

IN PROVIDING SUCH INFORMATION AND MATERIALS TO PURCHASER, OTHER THAN SELLER'S REPRESENTATIONS, EACH SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS, WRITTEN, ORAL, STATUTORY, OR IMPLIED, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.  Any information and Materials provided by any of the Sellers to Purchaser under the terms of this Contract is for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to all applicable Sellers as a condition to return of the Materials Security Deposit to Purchaser (if Purchaser is otherwise entitled to such Materials Security Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason.  Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials.  Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Sellers pursuant to this Contract may not be complete or constitute all of such documents which are in a Seller's possession or control, but are those that are readily available to such Seller after reasonable inquiry to ascertain their availability.  Purchaser understands that, although each Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by it pursuant to this Contract, and other than Seller's Representations, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to such Seller's Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Properties.

3.5.3

In addition to the items set forth on Schedule 3.5, no later than 15 days after the Effective Date, the applicable Seller shall deliver to Purchaser (or otherwise make available to Purchaser as provided under Section 3.5.1) a rent roll for its Property listing the move-in date, monthly base rent payable, lease expiration date and unapplied security deposit for each Lease (the "Rent Roll").  The Rent Roll shall be part of the Materials for all purposes under this Contract and Sellers make no representations or warranties regarding the Rent Roll other than the express representation set forth in Section 6.1.9.  The applicable Seller shall update the Rent Roll in accordance with Section 5.2.11.

3.5.4

The provisions of this Section 3.5 shall survive the Closing and delivery of the Deeds to Purchaser.

3.6

Property Contracts.  On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to each Seller (a "Property Contracts Notice") specifying any Property Contracts of such Seller which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of the applicable Seller's obligations under such Terminated Contract as of the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties.  If Purchaser fails to deliver a Property Contracts Notice to a Seller on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts with respect to such Seller (or its Property) and Purchaser shall assume all Property Contracts of such Seller at the Closing.  To the extent that any Property Contract to be assumed by Purchaser (including any Property Contracts that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by the applicable Seller to Purchaser, then, prior to the Closing, Purchaser shall be responsible for obtaining from each applicable vendor a consent (each a "Required Assignment Consent") to the assignment of the Property Contract by the applicable Seller to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract).  Purchaser shall indemnify, hold harmless and, if requested by the applicable Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to obtain any Required Assignment Consent.  Notwithstanding the foregoing, Sellers shall terminate any property management contracts affecting the Properties at Closing, at Seller's sole cost and expense.

ARTICLE IV
TITLE

4.1

Title Documents.  Within 5 calendar days after the Effective Date, each Seller shall cause to be delivered to Purchaser a standard form commitment for title insurance ("Title Commitment") for such Seller's Property in an amount equal to the Property's Base Purchase Price from Title Insurer for an owner's title insurance policy (the "Title Policy") on the most recent standard form promulgated by the Texas State Department of Insurance, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents").  Each Seller shall be responsible only for payment of the basic premium for the Title Policy for its Property and for those endorsements, if any, such

Seller agrees to provide in its Response Notice pursuant to Section 4.3(a).  Purchaser shall be solely responsible for payment of all other costs relating to procurement of a Title Commitment, Title Policy, and any requested other endorsements or amendments with respect to each of the Properties.

4.2

Survey.  Within 5 calendar days after the Effective Date, each Seller shall deliver to Purchaser any surveys (the "Existing Surveys") of such Property which to such Seller's knowledge are in such Seller's possession or reasonable control (subject to Section 3.5.2).  Purchaser acknowledges and agrees that delivery of such Existing Surveys is subject to Section 3.5.2.  At Purchaser's request, Sellers have ordered new or updated surveys for the Properties (the "New Surveys", and together with the Existing Surveys, the "Surveys").  Purchaser and the applicable Seller shall split evenly the following costs for the New Surveys based on proposals presented by Sellers to Purchaser prior to the Effective Date as follows:  Broadmoor $6,600; Falls on Bull Creek $12,500; Promontory $7,500; and, Chesapeake $3,000.  To the extent that any of the New Surveys costs more than the foregoing amount, including if Purchaser desires modifications or changes thereto, Purchaser shall be solely responsible for the applicable cost and expense of the same.  The provisions of this Section 4.2 with respect to Purchaser's payment obligations for the New Surveys shall survive Closing or the termination of this Agreement.

4.3

Objection and Response Process.

(a)

On or before October 20, 2006 (the "Objection Deadline"), Purchaser shall, with respect to each Property, give written notice (the "Objection Notice") to the attorneys for Sellers of any matter set forth in any Title Documents or Survey to which Purchaser objects (the "Objections").  If Purchaser fails to tender an Objection Notice with respect to a Property on or before its applicable Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey for such Property.  On or before October 30, 2006 (the "Response Deadline"), the Seller who has received such Objection Notice may, in such Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which such Seller is willing to cure, if any.  Sellers shall be entitled to reasonable adjournments of the Closing Date (but not in excess of 30-days in total) for the purpose of curing such Objections.  If a Seller fails to deliver a Response Notice for a Property by such Property's Response Deadline, such Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice for such Property.  If Purchaser is dissatisfied with any Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Seller's Representative on or before the expiration of the Feasibility Period (the "Final Response Deadline") either (i) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (ii) to terminate this Contract in its entirety regarding all Properties (but not less than all Properties), in which event the Escrow Agent shall deliver to each Seller its Applicable Share of the Non-Refundable Portion and deliver the remaining portion of the Initial Deposit to Purchaser (subject to Purchaser's obligations under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials Security Deposit); provided, however, if Purchaser terminates this Contract because a Seller, in its Response Notice, fails to covenant to (and thereafter to) cure or obtain an endorsement with respect to any defect identified in the Title

Commitment or Survey which materially and adversely affects the use of such Seller's Property as it is currently being used, then Purchaser also may recover the Non-Refundable Portion.  If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the Title Documents or the Survey applicable to each Property, subject only to resolution, if any, of the Objections as set forth in the Response Notice for such Property (or if no Response Notice is tendered, without any resolution of the Objections).

(b)

If any Title Commitment for any Property is re-issued on or after the expiration of the Feasibility Period and discloses any additional title matters not shown on the original Title Commitment that are material and adverse to the ownership or operation of such Property, then Purchaser shall have the lesser of 5 days after the receipt of such updated Title Commitment or the Closing Date to object to such title matters (if Purchaser does not object within such period, the new matters shall be deemed "Permitted Exceptions" hereunder).  The applicable Seller then shall have 5 days after the receipt of such objections to provide a Response Notice (if at all) as set forth in Section 4.3(a) (Seller's failure to provide a Response Notice shall be deemed a refusal to cure).  If such Seller has refused (or is deemed to have refused) to cure such title matters (which cure may include, if selected by such Seller in such Seller's sole discretion, by title endorsement), then Purchaser shall have the rights set forth in the second to last sentence of Section 4.3(a), which rights of termination shall be exercised (if at all) within 5 days after receipt of Seller's Response Notice for such new title objections (or the Closing Date, if earlier).  (The updated Title Commitment shall be part of the Title Documents for all purposes under this Contract.)

4.4

Permitted Exceptions.  The Deed for each Property delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

4.4.1

All matters shown in the Title Documents and the Survey for such Property, other than (a) those Objections, if any, which the applicable Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) the standard exception regarding the rights of parties in possession, and (c) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.4.2

All Leases for such Property;

4.4.3

any Assumed Encumbrance;

4.4.4

Applicable zoning and governmental regulations and ordinances; and

4.4.5

Any defects in or objections to title to such Property, or title exceptions or encumbrances, arising by, through or under Purchaser.

4.5

Existing Deed of Trust.  It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect thereto for a Property, any deeds of trust and/or mortgages which secure a Note (collectively, a "Deed of Trust") shall not be deemed Permitted

Exceptions for such Property, whether Purchaser gives further written notice of such or not, and shall, pursuant to Section 5.4.7, be paid off, satisfied, discharged and/or cured from proceeds of the Purchase Price at Closing, provided that the Lender's Fees due in connection with such Loan Payoff shall be paid by Purchaser.  It is further understood and agreed that, provided that Purchaser provides prompt notice to Seller, any tax lien for delinquent property taxes, mechanic's liens for work authorized by the applicable Seller and judgment liens against the applicable Seller shall not be deemed a Permitted Exception, and shall be paid off, satisfied, discharged and/or cured by the applicable Seller at or before Closing.

4.6

Assumed Encumbrances.

4.6.1

Purchaser recognizes and agrees that the Broadmoor and Falls on Bull Creek Properties are the subject of one or more tenant-based HAP contracts (collectively, the "HAP Contracts") which regulate Section 8 payments to such Property under existing vouchers administered by the Housing Authority of the City of Austin (the "Housing Authority").  The HAP Contracts shall be deemed an Assumed Encumbrance for all purposes hereunder.  Within 10 days after the Effective Date, each of the Broadmoor and Falls on Bull Creek Sellers agrees that it will make available to Purchaser (in the same manner in which such Sellers are permitted to make the Materials available to Purchaser under Section 3.5.1) copies of the HAP Contracts which are in such Seller's possession or reasonable control (subject to Section 3.5.2).  Each of the Sellers of Broadmoor and Falls on Bull Creek shall reasonably cooperate (at no material cost to such Seller) with Purchaser in Purchaser's request to the applicable Housing Authority for copies of the HAP Contracts then in effect.

4.6.1.1

With respect to the HAP Contracts for the Broadmoor and Falls on Bull Creek Properties, at the Closing, Purchaser either (a) shall assume all obligations under the HAP Contracts and accept title to the applicable Property subject to the same, or (b) the existing HAP Contracts shall be terminated, and Purchaser shall enter into replacement HAP contracts which are acceptable to the applicable Housing Authority.  The provisions of this Section 4.6.1.1 shall survive the Closing.

4.6.1.2

Further, with respect to the Broadmoor and Falls on Bull Creek Properties, Purchaser shall make such filings, pay such fees and costs, and pay such reserves, impounds, escrows and other amounts post-Closing as required by each Housing Authority with respect to the HAP Contracts (which may include, but not be limited to, a change in ownership form, name of the new owner, name of the property manager, evidence that title to the property has transferred and an IRS form W-9).  The provisions of this Section 4.6.1.2 shall survive Closing.

4.6.2

Purchaser recognizes and agrees that (i) the Broadmoor Property is subject to a Regulatory Agreement and Declaration of Restrictive Covenants, dated May 1, 1996, among the Broadmoor Seller, Travis County Housing Finance Corporation ("Issuer"), and American National Bank and Trust Company of Chicago ("Trustee"), and (ii) the Falls on Bull Creek Property is subject to an Amended and Restated Regulatory Agreement and Declaration of Restrictive Covenants, dated December 1, 1996, among the Falls on Bull Creek Seller, Issuer and Trustee (individually each of the foregoing documents being a "LURA" and collectively the "LURAs").  Each LURA shall be deemed an Assumed Encumbrance for all purposes hereunder.

4.6.2.1

With respect to the LURAs, at the Closing, Purchaser shall assume all obligations under the LURAs and accept title to the applicable Properties subject to the same (individually a "LURA Assumption" and collectively the "LURA Assumptions").

4.6.2.2

No later than 15 days after the Effective Date (the "LURA Submittal Deadline"), Purchaser, at its sole cost and expense, shall submit all applications, documents, information, materials and fees to the Issuer and Trustee (collectively, the "LURA Assumption Applications") required by the Issuer and Trustee in order for the Issuer and Trustee to review and approve Purchaser's request for the LURA Assumptions (individually a "LURA Approval" and collectively the "LURA Approval").

4.6.2.3

Purchaser agrees to provide Seller's Representative with a copy of the LURA Assumption Applications no later than 2 Business Days prior to the LURA Submittal Deadline and shall provide evidence of its submission to the Issuer and Trustee on or before the LURA Submittal Deadline.  Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation and submittal of the LURA Assumption Applications, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to the Issuer and Trustee in connection therewith.

4.6.2.4

Purchaser shall comply with the Issuer's and Trustee's guidelines and requirements in connection with the LURA Assumptions.  Purchaser shall be responsible, at its sole cost and expense, for correcting and re-submitting any deficiencies noted by the Issuer or Trustee in connection with a LURA Assumption Application no later than 5 Business Days after notification from the Issuer or Trustee of such deficiency.  Purchaser also shall provide Seller's Representative with a copy of any correspondence from the Issuer or Trustee with respect to a LURA Assumption Application no later than 3 Business Days after receipt of such correspondence from the Issuer or Trustee.

4.6.2.5

Purchaser shall pay all fees and expenses (including, without limitation, all charges, transfer fees, assumption fees (including documentary stamp and non-recurring intangible taxes), title fees, endorsement fees, and other fees) imposed or charged by the Issuer or Trustee or their counsel (such fees and expenses collectively being referred to as the "LURA Assumption Fees"), in connection with the LURA Assumption Applications and the LURA Assumptions.  The provisions of this Section 4.6.2.5 shall survive the termination of this Contract and the Closing.

4.6.2.6

In connection with the LURA Assumptions, Purchaser agrees that Purchaser shall be responsible for (a) replacing (and increasing to the extent required by the Issuer or Trustee) all reserves, impounds and other accounts required to be maintained in connection with the LURAs, and (b) funding any additional reserves, impounds, escrows or accounts required by the Issuer or Trustee to be maintained by Purchaser in connection with the LURAs after the LURA Assumption (the foregoing amounts in (a) and (b) collectively referred to herein as the "LURA Required Fund Amounts").  Any existing reserves, impounds, escrows and other accounts required to be replaced by Purchaser pursuant to the foregoing sentence shall be released in Good Funds to the applicable Seller at the Closing.  The provisions of this Section 4.6.2.6 shall survive the Closing.

4.6.2.7

Purchaser agrees to deliver to the Issuer and Trustee such other information or documentation as the Issuer or Trustee reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser and any required guarantor.  The Broadmoor and Falls on Bull Creek Sellers each agree that it will cooperate with Purchaser and the Issuer and Trustee, at no material cost or expense to such Sellers, in connection with Purchaser's application to the Issuer and Trustee for approval of the LURA Assumption.

4.6.3

If the Issuer and Trustee have not approved the LURA Assumptions (the "Separate Closing Conditions") on or before November 29, 2006, then Sellers may, in their sole and absolute discretion, by written notice to Purchaser (a) terminate this Contract in its entirety, in which case the Applicable Share of the Non-Refundable Portion shall be delivered to Sellers and the remaining portion of the Initial Deposit and the Additional Deposit shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and all other information and Materials provided to Purchaser as a pre-condition to the return of the Materials Security Deposit) (except if Purchaser is in default of its obligations under this Contract, including this Section 4.6, in which case Sellers shall have the rights set forth in Section 10.1), or (b) terminate this Contract with respect solely to those Properties for which the LURA Approval has not been granted, and Purchaser and the remaining Sellers shall proceed to close the other Properties as provided in this Contract at the time provided therefor in Section 5.1 (and, to the extent Sellers terminate this Contract with respect to a Property, the Applicable Share of the Non-Refundable Portion for such Property shall be delivered to the applicable Seller and the Applicable Share of the remaining portion of the Initial Deposit and Additional Deposit for such terminated Property shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and all other information and Materials provided to Purchaser as a pre-condition to the return of the Applicable Share of the Materials Security Deposit), except if Purchaser is in default under this Contract in which event the applicable Sellers may retain the entire Deposit for the terminated Properties in accordance with its remedies pursuant to Section 10.1), or (c) terminate this Contract with respect to those Properties for which the LURA Approval has not been granted and any additional Properties (including those for which such approvals have been obtained or are not necessary) as determined in Sellers' discretion, and Purchaser and the remaining Sellers shall proceed to close the other Properties (i.e., those Properties with respect to which this Contract has not been terminated by Sellers) as provided in this Contract at the time provided therefor in Section 5.1 (and, to the extent Sellers terminate this Contract with respect to a Property, the Applicable Share of the Non-Refundable Portion for such Property shall be delivered to the applicable Seller and the Applicable Share of the remaining portion of the Initial Deposit and Additional Deposit for such terminated Property shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and all other information and Materials provided to Purchaser as a pre-condition to the return of the Applicable Share of the Materials Security Deposit), except if Purchaser is in default under this Contract in which event the applicable Sellers may retain the entire Deposit for the terminated Properties in accordance with its remedies pursuant to Section 10.1), or (d) extend the date for Closing for all of the Properties until December 15, 2006; provided, however, if Sellers have selected the option set forth in subsection (d) above, and all of the Separate Closing Conditions have not occurred by December 14, 2006; then Sellers again shall have the options set forth in subsections (a), (b), (c) and (d), and if Sellers select the options set forth in subsection (d) above, the Closing Date shall be December 28, 2006.

4.6.4

Purchaser shall be in default hereunder if (a) Purchaser fails to submit the complete LURA Assumption Applications by the LURA Submittal Deadline, or (b) Purchaser fails to comply with its other obligations hereunder with respect to the LURA Assumptions, in any of which events Sellers may exercise their remedies under Section 10.1.

4.6.5

Notwithstanding anything in this Contract to the contrary, each of the Broadmoor and Falls on Bull Creek Sellers reserves the right to reject, in such Seller's sole discretion, the terms and conditions imposed by the Issuer or Trustee with respect to any LURA Approval if such approval imposes any financial or continuing obligations whatsoever on such Seller, any guarantor, or any affiliate of any Seller (such as, but not limited to, any reserves or required repairs), or does not fully and completely release such Seller from any liability arising or accruing after the transfer of the applicable Property.

4.7

Purchaser Financing.  Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

ARTICLE V
CLOSING

5.1

Closing Date.  The Closing shall occur on November 30, 2006 (the "Closing Date") through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, any Seller shall have the option, by delivering written notice to Purchaser at least 3 Business Days prior to the then applicable Closing Date, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, or to such other date (either in the same month or the next) as such Seller reasonably determines is desirable in connection with any Loan Payoff and the exercise of such option shall extend the Closing Date for all Properties.  Further, the Closing Date may be extended without penalty at the option of any Seller either (i) to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) to satisfy a condition set forth in Section 8.2 (provided that a Seller delivers written notice to Purchaser at least 3 Business Days prior to the then applicable Closing Date), (ii) as provided in Section 4.6.3, or (iii) such later date as is mutually acceptable to Sellers and Purchaser.  Provided that Purchaser is not in default under the terms of this Contract, Purchaser shall have the right to extend the Closing Date for all Properties (the "Extension Right") to December 28, 2006, by (i) delivering written notice to Sellers no later than November 20, 2006, and (ii) simultaneously with such notice to Sellers, delivering to Escrow Agent the amount of $250,000.00, which when received by Escrow Agent shall be allocated pursuant to the Applicable Share among the Properties and added to the Deposit for each Property, shall be non-refundable (except as otherwise expressly provided herein with respect to the Additional Deposit), and shall be held, credited and disbursed in the same manner as provided hereunder with respect to the Additional Deposit for the applicable Property.

5.2

Seller Closing Deliveries.  No later than 1 Business Day prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Escrow Agent, each of the following items:

5.2.1

Special Warranty Deed in the form attached as Exhibit B (the "Deed").

5.2.2

A signed Bill of Sale in the form attached as Exhibit C.

5.2.3

A signed General Assignment in the form attached as Exhibit D (the "General Assignment").

5.2.4

A signed Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").

5.2.5

A letter in the form attached hereto as Exhibit F prepared by Purchaser and countersigned by such Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

5.2.6

With respect to Broadmoor and Falls on Bull Creek, a signed Assignment and Assumption of LURA (the "LURA Assignment Form") in a form and content required by the Issuer and Trustee (and as reasonably approved by the applicable Seller).

5.2.7

A closing statement executed by such Seller.

5.2.8

A signed title affidavit or at such Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to such Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject such Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract; and

5.2.9

A signed certification of such Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

5.2.10

Resolutions, certificates of existence or good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing such Seller's authority to consummate this transaction.

5.2.11

An updated Rent Roll reflecting the information required in Section 3.5.3; provided, however, that the content of such updated Rent Roll shall in no event expand or modify the conditions to Purchaser's obligation to close as specified under Section 8.1.

5.3

Purchaser Closing Deliveries.  No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to the applicable

Seller upon the Closing) the following items with respect to each Property being conveyed at such Closing:

5.3.1

The full Purchase Price for such Property (with credit for the Applicable Share of the Deposit), plus or minus the adjustments or prorations required by this Contract.

5.3.2

A signed title affidavit (or at Purchaser's option an indemnity) pertaining to Purchaser's activity on the applicable Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

5.3.3

A closing statement executed by Purchaser.

5.3.4

A countersigned counterpart of the General Assignment.

5.3.5

A countersigned counterpart of the Leases Assignment.

5.3.6

Notification letters to all Tenants at such Property prepared and executed by Purchaser in the form attached hereto as Exhibit G.

5.3.7

The Vendor Terminations (Purchaser shall be solely responsible for identifying each of the Terminated Contracts (subject to the terms and conditions of Section 3.6) and addressing and preparing each of the Vendor Terminations for execution by Purchaser and the applicable Seller).

5.3.8

Any cancellation fees or penalties due to any vendor under any Terminated Contract as a result of the termination thereof.

5.3.9

Resolutions, certificates of existence or good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

5.3.10

[Intentionally deleted]

5.3.11

The Lender Fees (subject to deduction from the Purchase Price in accordance with Section 2.2).

5.3.12

With respect to Broadmoor and Falls on Bull Creek, a countersigned LURA Assignment Form in form and content required by the Issuer and Trustee (and as reasonably approved by Purchaser).

5.4

Closing Prorations and Adjustments.  The prorations set forth in this Section 5.4 shall be on a Property-by-Property basis and not among, or between, Properties, and shall not be allocated on an Applicable Share basis.

5.4.1

General.  With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date.  Each Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing.  Such adjustments shall be paid by Purchaser to the applicable Seller (if the prorations result in a net credit to such Seller) or by such Seller to Purchaser (if the prorations result in a net credit to Purchaser for such Property), by increasing or reducing the cash to be paid by Purchaser at Closing for such Property.

5.4.2

Operating Expenses.  With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating such Property that such Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of such Property, shall be prorated on an accrual basis.  Each Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

5.4.3

Utilities.  With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills.  Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary.  Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and such Seller shall notify each utility company serving its Property to terminate its account, effective as of noon on the Closing Date.

5.4.4

Real Estate Taxes.

(a)

Any real estate ad valorem or similar taxes for a Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved.  The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of such Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount).  The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.

(b)

Purchaser acknowledges that certain of the Sellers may have filed (or may file) an appeal (the "Appeal") with respect to real estate ad valorem or other similar property taxes applicable to the Property (the "Property Taxes").

(i)

If such Appeal relates to any Tax Year prior to the Tax Year in which the Closing occurs, such Seller shall be entitled, in such Seller's sole discretion, to continue to pursue such Appeal after the Closing Date, and, in the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to any such prior Tax Year, Seller shall be entitled to the full amount of any rebate, refund or reduction (collectively, a "Refund") resulting from the Appeal.  Seller shall not be obligated to continue to pursue any Appeal with respect to the Property, including, without limitation, any Appeal that relates to a Tax Year during or after the Tax Year in which Closing occurs.  If Purchaser receives any refund of Property Taxes for a prior Tax Year, Purchaser promptly shall remit the same to the applicable Seller.

(ii)

If such Appeal relates to the Tax Year in which Closing occurs, then, prior to the Closing, the applicable Seller shall notify Purchaser whether such Seller desires to continue to process the Appeal from and after the Closing Date.  If such Seller fails to notify Purchaser of its election to continue the Appeal, such Seller will be deemed to have elected not to continue the Appeal from and after the Closing Date and the provisions of Section 5.4.4(b)(ii)(II) shall apply.

(I)

If Seller elects to continue the Appeal, then, from and after the Closing Date, Seller agrees that it will continue, at such Seller’s sole cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which such Seller deems reasonable to pursue).  In the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to the Tax Year in which Closing occurs, then Purchaser and such Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the Property) after first reimbursing such Seller for its actual, reasonable and documented third-party costs (collectively, the "Third-Party Costs") incurred in connection with the Appeal.  If Third-Party Costs equal or exceed the amount of the Award, then such Seller shall be entitled to the full amount of the Award.

(II)

If a Seller does not elect to continue the Appeal, then, from and after the Closing Date, Purchaser agrees that it will continue, at Purchaser's sole cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which Purchaser deems reasonable to pursue).  In the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to the Tax Year in which Closing occurs, then Purchaser and the applicable Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the Property) after first reimbursing each of Purchaser and the applicable Seller for their respective Third-Party Costs incurred in connection with the Appeal.  If Third-Party Costs equal or exceed the amount of the Award, then the Award shall be applied to such Third-Party Costs on a pro rata basis, with each of Purchaser and Seller receiving a portion of the Award equal to the product of (i) a fraction, the numerator of which is the respective party's Third-Party Costs, and the denominator of which is the total of both parties' Third-Party Costs, and (ii) the amount of the Award.

5.4.5

Property Contracts.  Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, operating expenses shall be prorated under Section 5.4.2.

5.4.6

Leases.

5.4.6.1

With respect to each Property, all collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of a Property shall be prorated as of the Closing Date (prorated for any partial month).  Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date.  Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.  Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents").  In adjusting for Uncollected Rents, no adjustments shall be made in a Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay to such Seller such accrued Uncollected Rents as and when collected by Purchaser, after first applying collected rents to the payment of all current obligations owing to Purchaser under the applicable Lease, and only then to Uncollected Rents due to the applicable Seller.  Purchaser agrees to bill Tenants of the Properties for all Uncollected Rents and to take reasonable actions (not including lawsuits or formal proceedings) to collect Uncollected Rents.  After the Closing, each Seller shall continue to have the right for a period of 6 months after the Closing Date, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to such Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by any Seller of such right.  Purchaser agrees to cooperate with each Seller in connection with all efforts by such Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to each Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by such Seller; provided, however, that Purchaser's obligation to cooperate with a Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant Lease with an existing Tenant, file any formal actions or proceedings, or evict any existing Tenant from a Property.

5.4.6.2

At Closing, with respect to each Property, Purchaser shall receive a credit against the applicable Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease, or state law or HUD requirement (the "Tenant Security Deposit Balance").  Any cash (or cash equivalents) held by a Seller which constitute the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable Purchase Price and shall not be transferred by such Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser.  The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to any Seller, either pursuant to the Leases or otherwise.

5.4.6.3

With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases for a Property, to the extent that the applicable Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall reserve a credit therefor at Closing for such Property.  With respect to any payments received by Purchaser after the Closing allocable to a Seller prior to Closing, Purchaser shall promptly pay the same to the applicable Seller.

5.4.7

Existing Loans.  Purchaser acknowledges that Purchaser had the opportunity to assume each Note or to cause prepayment of such Note at Closing (but in either event, Purchaser would pay the Lender Fees pursuant to Section 2.2).  Purchaser has elected to cause the debt to be prepaid.  Therefore, on the Closing Date, a sufficient amount of the proceeds of the Purchase Price will be used to pay the outstanding principal balance of the applicable Note together with all interest accrued under such Note prior to the Closing Date (the "Loan Payoff"), and Purchaser shall pay all Lender Fees (subject to reduction from the Purchase Price in accordance with Section 2.2).  Sellers and Purchaser acknowledge that any existing reserves, impounds and other accounts maintained in connection with the Loan shall be released to the applicable Seller unless credited by Lender against the amount due under the Note.

5.4.8

[intentionally deleted]

5.4.9

Insurance.  No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

5.4.10

Employees.  All of each Seller's and each Seller's Property Manager's on-site employees shall have their employment at the applicable Property terminated as of the Closing Date.  Each Seller (or such Seller's Property Manager) shall be solely responsible for the payment of any and all wages, salaries, vacation and/or sick leave compensation, pension or profit sharing benefits and other benefits or compensation inuring to the benefit of any and all employees of any Seller, any affiliate or agent, employed at any Property through the Closing and all such employees shall, at such Seller's (or such Seller's Property Manager's) cost and expense, be terminated or otherwise transferred to other employment by such Seller, its Property Manager or an affiliate thereof.

5.4.11

Closing Costs.  With respect to each Property, Purchaser shall pay any transfer (including documentary stamp and surtaxes), sales, use, gross receipts or similar taxes, the cost of recording any instruments required to discharge any liens or encumbrances against such Property, any premiums or fees required to be paid by Purchaser with respect to the applicable Title Policy pursuant to Section 4.1, and one-half of the customary closing costs of the Escrow Agent.  Each Seller shall pay the base premium for its Title Policy to the extent required by Section 4.1 and one-half of the customary closing costs of the Escrow Agent.

5.4.12

Utility Contracts.  If any Seller has entered into an agreement for the purchase of electricity, gas or other utility service for its Property or a group of properties (including such Property) (a "Utility Contract"), or an affiliate of such Seller has entered into a Utility Contract, such Utility Contract shall be identified on the Seller Information Schedule and, as set forth on the Seller Information Schedule, (a) Purchaser either shall assume the Utility Contract with respect to such Property, or (b) the reasonably calculated costs of the Utility Contract attributable to such Property from and after the Closing shall be paid to the applicable Seller at the Closing and such Seller shall remain responsible for payments under the Utility Contract.

5.4.13

Possession.  Possession of each Property, subject to the Leases, Property Contracts which are not identified as Terminated Contracts during the Feasibility Period (subject to the limitations of Section 3.6), and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the applicable Purchase Price.  To the extent reasonably available to each Seller, originals or copies of its Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys (including Tenant's master keys), access codes and other passwords, plans and specifications for the Improvements to the Property, and such Seller's books and records relating to its Property to be conveyed by such Seller (other than proprietary information) (collectively, "Seller's Property-Related Files and Records") regarding the applicable Property shall be made available and delivered to Purchaser at such Property after the Closing.  Purchaser agrees, for a period of not less than 3 years after the Closing (the "Records Hold Period"), to (a) provide and allow the applicable Seller reasonable access to Seller's Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller's Property-Related Files and Records.  If at any time after the Records Hold Period, Purchaser desires to dispose of any Seller's Property-Related Files and Records, Purchaser must first provide the applicable Seller prior written notice (the "Records Disposal Notice").  Such Seller shall have a period of 30 days after receipt of the Records Disposal Notice to enter the applicable Property (or such other location that such records are then stored) and remove or copy those of Seller's Property-Related Files and Records that such Seller desires to retain.  Purchaser agrees (i) to include the covenants of this Section 5.4.13 pertaining to Seller's Property-Related Files and Records in any management contract for each Property (and to bind the manager thereunder to such covenants), and (ii) to bind any future purchaser of such Property to the covenants of this Section 5.4.13 pertaining to Seller's Property-Related Files and Records.  Purchaser shall indemnify, hold harmless and, if requested by each Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to comply with the provisions of this Section 5.4.13.

5.4.14

Survival.  The provisions of this Section 5.4 shall survive the Closing and delivery of the Deeds to Purchaser.

5.5

Post Closing Adjustments.  In general, and except as provided in this Contract or the Closing Documents, each Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of its Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of such Property for the period commencing on and after the Closing Date.  Purchaser or a Seller may request that Purchaser and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items for any Property (a) after the expiration of 60 days after Closing, and (b) unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate) with respect to such Property.  The provisions of this Section 5.5 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1

Seller's Representations.  Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing, each Seller, individually and severally with respect only to itself and its Property, represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):

6.1.1

Such Seller is duly organized, validly existing and in good standing under the laws of the state or commonwealth of its formation set forth on the Seller Information Schedule; and, subject to Sections 8.2.4 and 8.2.5 and the LURA Approvals, has or at the Closing shall have the entity power and authority to sell and convey its Property and to execute the documents to be executed by such Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract.  Subject to Sections 8.2.4 and 8.2.5 and the LURA Approvals, the compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which such Seller is a party or by which such Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on such Seller's ability to consummate the transaction contemplated by this Contract or on the Property.  Subject to Sections 8.2.4 and 8.2.5 and the LURA Approvals, this Contract is a valid, binding and enforceable agreement against such Seller in accordance with its terms;

6.1.2

Other than the Leases, such Seller's Property is not subject to any written lease executed by such Seller or, to such Seller's knowledge, any other possessory interests of any person;

6.1.3

Such Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.4

Except (a) as set forth on the Seller Information Schedule, (b) for any actions by such Seller to evict Tenants under its Leases, or (c) any matter covered by Seller's current insurance policy(ies), to such Seller's knowledge, there are no actions, proceedings, litigation (including bankruptcy) or governmental investigations or condemnation actions either pending or threatened against such Seller's Property;

6.1.5

To such Seller's knowledge, such Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting such Seller's Property;

6.1.6

To such Seller's knowledge, such Seller has not received any written notice of any material default by such Seller under any of its Property Contracts that will not be terminated on the Closing Date.

6.1.7

To the applicable Seller's knowledge:  (a) no hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by such Seller on, in or under its Property in quantities which violate applicable laws governing such materials or substances, (b) such Seller's Property is not used by such Seller for the storage, treatment, generation or manufacture of any hazardous or toxic materials or other substances in a manner which would constitute a violation of applicable federal or state environmental laws, (c)  such Seller has not received, within 1 year prior to the Effective Date, written notice of water damage at its Property resulting in suspected fungal growth that has not been remediated pursuant to such Seller's normal operating procedures, and (d)  such Seller has not, within 1 year prior to the Effective Date, received written notice of a hazardous substance condition at its Property or received a written order from a governmental authority regarding a hazardous substance condition at its Property;

6.1.8

The applicable Seller has not intentionally misstated or misrepresented any information prepared by it and contained in the Materials delivered pursuant to Section 3.5.1;

6.1.9

To the applicable Seller's knowledge, the factual documentation of current operating and financial results prepared by the applicable Seller (but not Seller Third-Party Reports) concerning the applicable Property and disclosed to Purchaser hereunder has been prepared in such Seller's ordinary course of business and is substantially identical with the information relied on by such Seller in the current ownership, operation and reporting of the applicable Property by such Seller; provided, however, Seller has not provided, and is under no obligation to provide, internal evaluations or similar internal analysis (as compared with the results themselves); and

6.1.10

To the knowledge of the applicable Seller, the Rent Roll for its Property delivered pursuant to Section 3.5.3 is accurate in all material respects.  Prior to the expiration of the Feasibility Period, each Seller shall provide Purchaser with a current Rent Roll and such updated Rent Roll shall, to the knowledge of the applicable Seller, be accurate in all material respects.

6.2

AS-IS.  Except for Seller's Representations, each Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS."  The Purchase Price for each Property and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Sellers or any broker or statements, representations or warranties, express or implied, made by or enforceable directly against Sellers or any broker, including, without limitation, any relating to the value of any Property, the physical or environmental condition of any Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of any Property with any regulation, or any other attribute or matter of or relating to any Property (other than any covenants of title contained in the Deed conveying a Property and Seller's Representations with respect to such Property).  Purchaser agrees that Sellers shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Properties.  Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against any Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Properties.  Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Properties), reports, investigations and inspections as it deems appropriate in connection with the Properties.  If Sellers provide or have provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Properties, including, without limitation, the offering prepared by any broker, Purchaser and Sellers agree that Sellers have done so or shall do so only for the convenience of the parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against any Seller's Indemnified Parties.  Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Sellers with respect to current and future applicable zoning or building code requirements or requirements with respect to condominium conversion or the compliance of the Properties with any other laws, rules, ordinances or regulations, or the compliance by the "declarant" under any conditions, covenants or restrictions affecting the Properties, the financial earning capacity or expense history of the Properties, the continuation of contracts, continued occupancy levels of the Properties, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing.  Sellers make no representations or warranty with respect to any homeowners associations which may be referenced with respect to any of the Properties.  Prior to Closing, each Seller shall have the right, but not the obligation, to enforce its rights against any and all of its Property occupants, guests or tenants.  Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deeds with or without such tenants in possession and without any allowance or reduction in the applicable Purchase Price under this Contract.  Except for environmental claims or actions brought by unrelated, non-governmental third-parties relating to the events occurring before Closing, Purchaser hereby releases Sellers from any and all claims and liabilities relating to the foregoing matters.  The provisions of this Section 6.2 shall survive the Closing and delivery of the Deeds to Purchaser.

6.3

Survival of Seller's Representations.  Sellers and Purchaser agree that Seller's Representations shall survive Closing for a period of 1 year (the "Survival Period").  No Seller shall have liability after the Survival Period with respect to any of its Seller's Representations contained herein except to the extent that Purchaser has requested arbitration against such Seller during the Survival Period for breach of any of such Seller's Representations.  Each Seller shall be liable only for the breach of its own Seller's Representations.  Further, the liability for each Seller for breach of its Seller's Representations shall be limited to, and capped at, $100,000 for each such Seller's Property for which a breach of Seller's Representations occurred, on a Property-by-Property basis if a Seller is selling more than one Property.  Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of such Seller's Representations with respect to such Property.  Purchaser shall not be entitled to bring any claim for a breach of Seller's Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Purchaser for a Property exceeds $5,000.  In the event that a Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and such Seller shall not have any liability in connection therewith.

6.4

Definition of Seller's Knowledge.  Any representations and warranties made "to the knowledge of [such] Seller" shall not be deemed to imply any duty of inquiry.  For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Regional Property Manager and Property Manager of such Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of such Seller, or any affiliate of such Seller, or to impose upon such Regional Property Manager or Property Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Regional Property Manager or Property Manager any individual personal liability.

6.5

Representations And Warranties Of Purchaser.  For the purpose of inducing Sellers to enter into this Contract and to consummate the sale and purchase of the Properties in accordance herewith, Purchaser represents and warrants to Sellers the following as of the Effective Date and as of the Closing Date:

6.5.1

Bethany is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

6.5.2

Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of

Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract.  This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3

No pending or, to the knowledge of Purchaser, threatened litigation (including bankruptcy) exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Sellers.

6.5.4

Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Sellers or any representative of Sellers (including, without limitation, any broker) in connection with this Contract and the acquisition of the Properties.

6.5.5

Neither any broker involved in this transaction nor any of its affiliates have, or will at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires any Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) any broker involved in this transaction or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

6.5.6

Purchaser is not a Prohibited Person.

6.5.7

To Purchaser's knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

6.5.8

To Purchaser's knowledge, the funds or other assets Purchaser will transfer to Seller under to this Contract are not the property of, or are beneficially owned, directly or indirectly, by a Prohibited Person.

6.5.9

To Purchaser's knowledge, the funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

The provisions of this Section 6.5 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE VII
OPERATION OF THE PROPERTIES

7.1

Leases and Property Contracts.  During the period of time from the Effective Date to the Closing Date, in the ordinary course of business each Seller may, with respect to its

Property, enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, each Seller agrees that any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2

General Operation of Property.  Except as specifically set forth in this Article 7, each Seller shall operate its Property after the Effective Date in the ordinary course of business, and except as necessary in such Seller's sole discretion to address (a) any life or safety issue at its Property or (b) any other matter which in such Seller's reasonable discretion materially adversely affects the use, operation or value of such Property, such Seller will not make any material alterations to its Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.3

Liens.  Other than utility easements and temporary construction easements granted by a Seller in the ordinary course of business (of which such Seller shall provide Purchaser reasonable notice), each Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to its Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed.  If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO CLOSING

8.1

Purchaser's Conditions to Closing.  Subject to the provisions of this Section 8.1, Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.1.1

All of the documents required to be delivered by Sellers to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2

Each of the representations and warranties of each Seller to Purchaser shall be true in all material respects as of the Closing Date;

8.1.3

Each Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by such Seller hereunder; and

8.1.4

No Seller nor any of Seller's general partners shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding.

8.1.5

[intentionally deleted]

8.1.6

With respect to Broadmoor and Falls on Bull Creek, the applicable LURA Assumption is approved.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section 8.1.

If any condition set forth in Sections 8.1.1 through 8.1.6 is not met, but subject to Seller's rights pursuant to Section 4.6.3 with respect to the LURA Assumptions and Section 5.1 with respect to any Loan Payoff, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price for any Property, or (b) notify Seller's Representative (a "Termination Notice") in writing of Purchaser's decision to terminate this Contract for the Property for which there was such a failure of condition or default and receive a return of the Applicable Share of the Initial Deposit (other than the Non-Refundable Portion) and the Additional Deposit from the Escrow Agent (but the Applicable Share of the Non-Refundable Portion shall be released to the applicable Seller, unless this Contract is terminated with regard to such Seller's Property because of the default of such Seller, in which case Purchaser shall have such rights to such Seller's Applicable Share of the Non-Refundable Portion as set forth in Section 10.2).  If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser written notice (a "Reinstatement Notice") that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties.  Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative written notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative with written notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties.  If this Contract is terminated in its entirety, then Escrow Agent shall deliver the Applicable Share of the Non-Refundable Portion to the applicable Sellers and the remaining Initial Deposit (other than the Non-Refundable Portion) and the Additional Deposit to Purchaser (except if this Contract is terminated in its entirety because of the default of Sellers, Purchaser shall have such rights to the Non-Refundable Portion as set forth in Section 10.2).

8.2

Sellers' Conditions to Closing.  Without limiting any of the rights of any Seller elsewhere provided for in this Contract, each Seller's obligation to close with respect to conveyance of its Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.2.1

All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2

Each of the representations and warranties of Purchaser to such Seller contained herein shall be true in all material respects as of the Closing Date;

8.2.3

Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4

Such Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby, including, without limitation, a tax-free exchange pursuant to Section 13.19 (and the amendment of such Seller's (or such Seller's affiliates') partnership or other organization documents in connection therewith (a) from Seller's unaffiliated partners, members, managers, shareholders or directors to the extent required by Seller's (or Seller's affiliates') organizational documents, and (b) as required by law.  If a Seller fails to obtain any consents required by Section 8.2.4(a) hereof, and this Contract is terminated with respect to such Seller's Property and such Property is not conveyed to Purchaser because of such failures, then each Seller shall pay Purchaser its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with its Property for which this Contract has been so terminated, which damages shall not exceed $45,000 (individually) for each Property so terminated; and

8.2.5

[intentionally deleted]

8.2.6

With respect to Broadmoor and Falls on Bull Creek, the applicable LURA Assumption is approved.

If any of the foregoing conditions in Sections 8.2.1 through 8.2.4 to a Seller's obligation to close with respect to conveyance of its Property under this Contract are not satisfied, such Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, (b) terminate this Contract either in its entirety or with respect to its Property, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.  If a Seller terminates this Contract with respect to its Property, the remaining Sellers may elect either to terminate this Contract or proceed to close the remaining Properties.

If the conditions set forth in Section 8.2.6 is not satisfied on or before the Closing Date, then Sellers shall have the rights set forth in Section 4.6.3.

The termination of this Contract by any Seller pursuant to this Section 8.2 shall be exercised by written notice from Seller's Representative to Purchaser by 12:00 p.m. (of the time zone in which the Escrow Agent is located) of the Closing Date.

ARTICLE IX
BROKERAGE

9.1

Indemnity.  The Sellers, severally and individually, represent and warrant to Purchaser that they have dealt only with CB Richard Ellis, 1221 S. MoPac Expressway, Suite 100, Austin, Texas,  78746, Attention Charles Cirar, in connection with this Contract.  Purchaser and Sellers represent and warrant that SMG Investment Partners, Inc. ("Transaction Broker"), is a transaction broker under this Contract and its relationship is governed by a separate agreement among Sellers, Purchaser and SMG Investment Partners, Inc..  Each Seller, severally and individually, and Purchaser each represents and warrants to the other that, other than with respect to a designated Sellers' Broker and Transaction Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.  The provisions of this Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

9.2

Seller Broker Commission.  If the Closing occurs, the applicable Seller agrees to pay its' Broker a commission according to the terms of a separate contract.  No Broker shall be deemed a party or third party beneficiary of this Contract.

9.3

Broker Signature Page.  As a condition to each Seller's obligation to pay the commission pursuant to Section 9.2, Sellers' Broker shall execute the signature page for Sellers' Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Sellers' Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of such Seller's Broker will not be necessary to amend any provision of this Contract.

9.4

Texas Real Estate License Act  With respect to any Broker licensed in Texas, the Texas Real Estate License Act requires written notice to Purchaser from any licensed real estate broker or salesman who is to receive a commission from Purchaser that Purchaser should have any attorney of its own selection examine an abstract of title to the property being acquired or that Purchaser should be furnished with or should obtain a title insurance policy.  Notice to that effect is, therefore, hereby given to Purchaser on behalf of Broker.

ARTICLE X
DEFAULTS AND REMEDIES

10.1

Purchaser Default.  IF PURCHASER DEFAULTS IN ITS OBLIGATIONS HEREUNDER TO (A) DELIVER THE INITIAL DEPOSIT OR ADDITIONAL DEPOSIT (OR ANY OTHER DEPOSIT OR PAYMENT REQUIRED OF PURCHASER HEREUNDER), (B) DELIVER TO SELLERS THE DELIVERIES SPECIFIED UNDER SECTION 5.3 ON THE DATE REQUIRED THEREUNDER, OR (C) DELIVER THE PURCHASE PRICE FOR EACH PROPERTY AT THE TIME REQUIRED BY SECTION 2.2.4 AND CLOSE ON THE PURCHASE OF THE PROPERTIES ON THE CLOSING DATE, THEN, IMMEDIATELY AND WITHOUT NOTICE OR CURE, PURCHASER SHALL FORFEIT THE DEPOSIT, AND THE ESCROW AGENT SHALL DELIVER THE APPLICABLE SHARE OF THE DEPOSIT TO THE APPLICABLE SELLER, AND NEITHER PARTY SHALL BE OBLIGATED TO PROCEED WITH THE PURCHASE AND SALE OF THE PROPERTIES.  IF PURCHASER DEFAULTS IN ANY OF ITS OTHER REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS CONTRACT, AND SUCH DEFAULT CONTINUES FOR MORE THAN 10 DAYS AFTER WRITTEN NOTICE FROM SELLER'S REPRESENTATIVE, THEN PURCHASER SHALL FORFEIT THE DEPOSIT, AND THE ESCROW AGENT SHALL DELIVER THE APPLICABLE SHARE OF THE DEPOSIT TO THE APPLICABLE SELLER, AND NEITHER PARTY SHALL BE OBLIGATED TO PROCEED WITH THE PURCHASE AND SALE OF THE PROPERTIES.  THE DEPOSIT IS LIQUIDATED DAMAGES AND RECOURSE TO THE DEPOSIT IS, EXCEPT FOR PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER,

SELLERS' SOLE AND EXCLUSIVE REMEDY FOR PURCHASER'S FAILURE TO PERFORM ITS OBLIGATION TO PURCHASE THE PROPERTIES OR BREACH OF A REPRESENTATION OR WARRANTY.  SELLERS EXPRESSLY WAIVE THE REMEDIES OF SPECIFIC PERFORMANCE AND ADDITIONAL DAMAGES FOR SUCH DEFAULT BY PURCHASER.  SELLERS AND PURCHASER ACKNOWLEDGE THAT SELLERS' DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS' DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTIES.  SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLERS, AND SHALL BE SELLERS' EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

_________________________

  _________________________
     SELLER'S INITIALS

     PURCHASER'S INITIALS

10.2

Seller Default.  If a Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell its Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, Purchaser may either (A) seek specific performance of the defaulting Seller's obligations to deliver its Deed pursuant to this Contract (but not damages), or (B) give a Termination Notice to Seller's Representative of Purchaser's decision to terminate this Contract for the Property for which there was such a default and receive a return of the Applicable Share of the Deposit (including the Applicable Share of the Non-Refundable Portion) for the terminated Property from the Escrow Agent.  If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties.  Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties.  If this Contract is terminated in whole or in part, Purchaser shall recover the Applicable Share of the Deposit (including the Applicable Share of the Non-Refundable Portion) for the terminated Properties and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Applicable Share of the Deposit for the terminated Properties), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with each Property for which this Contract has been terminated, which damages shall not exceed $45,000 (individually) for each Property so terminated.  If this Contract is terminated in whole or in part, Purchaser agrees that it shall promptly deliver to each Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Sellers pursuant to the foregoing sentence, which shall be delivered without representation or warranty of any kind.

SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDIES AGAINST SELLERS, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY ANY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT.  UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLERS FOR ANY BREACH BY A SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT.  PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST ANY PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

ARTICLE XI
RISK OF LOSS OR CASUALTY

11.1

Major Damage.  If, between the Effective Date and the Closing Date, a Property is damaged or destroyed by fire or other casualty, and the cost of repair is more than $250,000 for such Property, then the applicable Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice").  Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to give a Termination Notice for the damaged Property to Seller's Representative.  If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties.  Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties.  If this Contract is not terminated as to the damaged Property, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price for the damaged Property notwithstanding any such damage or destruction and Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller and countersigned by such Seller) of such Seller's rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit against the applicable Purchase Price at Closing in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs).  If this Contract is terminated in whole or in part from such damage, Purchaser shall recover the Applicable Share of the Deposit (including the Applicable Share of the Non-Refundable Portion) for the terminated Properties.

11.2

Minor Damage.  If, prior to the Closing, a Property is damaged or destroyed by fire or other casualty, and the cost of repair is equal to or less than $250,000 for such Property, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, the applicable Seller shall make such repairs to the extent of any recovery from insurance carried on such Property if such repair can be reasonably effected before the Closing.  Subject to Section 11.3, if the applicable Seller is unable to effect such repairs prior to Closing, then Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller and countersigned by such Seller) of such Seller's rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit at Closing against the Purchase Price for the damaged Property in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs) at Closing.

11.3

Repairs.  To the extent that a Seller elects to commence any repair, replacement or restoration of its damaged Property prior to Closing, then such Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds.  After the expiration of the Feasibility Period, to the extent any single repair, replacement or restoration of a casualty exceeds $25,000, the applicable Seller shall give notice to Purchaser and obtain Purchaser's consent (which shall not be unreasonably withheld, delayed or conditioned) prior to commencing such repair, replacement or restoration; provided, that, Purchaser's consent shall not be required if such Seller reasonably believes that such repair, replacement or restoration is necessary to prevent harm to persons or property.  The provisions of this Section 11.3 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE XII
EMINENT DOMAIN

12.1

Eminent Domain.  If, at the time of Closing, any material part of a Property is (or previously has been) acquired (including an acquisition that materially limits access to such Property), or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to give a Termination Notice to Seller's Representative for the Property for which there was such a condemnation.  If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties.  Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative written notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative with written notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties.  If this Contract is not terminated, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price for the affected Property and Purchaser shall receive the full benefit of any condemnation award.  It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of a Property.  If this Contract is terminated in whole or in part from such condemnation, Purchaser shall recover the Applicable Share of the Deposit (including the Applicable Share of the Non-Refundable Portion) for the terminated Properties.

ARTICLE XIII
MISCELLANEOUS

13.1

Binding Effect of Contract.  This Contract shall not be binding on any party until executed by both Purchaser and all Sellers.  As provided in Section 2.3.5 and Section 9.3, neither Escrow Agent's nor any Broker's execution of this Contract shall be a prerequisite to its effectiveness.

13.2

Exhibits And Schedules.  All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3

Assignability.  This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller's Representative, except that Purchaser may assign this Contract to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller's Representative of any proposed assignment no later than 15 days prior to the Closing Date.  As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

13.4

Binding Effect.  Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors, heirs and permitted assigns.

13.5

Captions.  The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.6

Number And Gender Of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.7

Notices.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified mail, return receipt requested, or (d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

To Purchaser:

Bethany Holdings Group, LLC

c/o Jason Kurtz and Greg Garmon

Prior to November 1, 2005:

1920 Main Street, Suite 770

Irvine, California  92614

Telephone:  949-660-0677

Facsimile:  949-660-0685

with a copy to:

Patrick D. McCalla

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California  92626

Telephone:  714-662-4635

Facsimile:  714-546-9035

To any Seller or Seller's Representative:

c/o AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, Colorado  80237

Attention:  Mr. Harry Alcock

Telephone:  303-691-4344

Facsimile:  303-300-3282

with copy to:

c/o AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, Colorado  80237

Attention:  Kris Vercauteren

Telephone: 303-691-4345

Facsimile:  303-300-3382

and a copy to:

John Spiegleman

Senior Vice President

AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, Colorado  80237

Telephone: 303-691-4303

Facsimile:  303-300-3260

and a copy to:

Brownstein Hyatt & Farber, P.C.

410 17th Street, 22nd Floor

Denver, Colorado  80202

Attention:  Gary M. Reiff, Esq.

Telephone: 303-223-1100

Facsimile:  303-223-1111

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

Stewart Title Guaranty Company

1980 Post Oak Boulevard, Suite 610

Houston, Texas  77056

Attention:  Wendy Howell

National Commercial Closing Specialist

Telephone: 800-729-1906

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.8

Governing Law And Venue.  The laws of the State of Texas (other than its conflicts of laws provisions) shall govern the validity, construction, enforcement, and interpretation of this Contract.  Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of Texas, and the parties hereto expressly consent to the venue and jurisdiction of such courts.

13.9

Entire Agreement.  This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and agreements, whether written or oral.

13.10

Amendments.  This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that,(a)  as provided in Section 2.3.5 above, the signature of the

Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and (b) as provided in Section 9.3 above, the signature of Brokers shall not be required as to any amendment of this Contract.

13.11

Severability.  If any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.12

Multiple Counterparts/Facsimile Signatures.  This Contract may be executed in a number of identical counterparts.  This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.13

Construction.  No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.14

Confidentiality.  Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser's or Sellers' lenders, attorneys and accountants.  Any information and Materials provided by Sellers to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without the prior written authorization of Seller's Representative, which may be granted or denied in the sole discretion of Seller's Representative.  Notwithstanding the provisions of Section 13.9, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Contract and shall not be superseded hereby.

13.15

Time Of The Essence.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.16

Waiver.  No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.17

Attorneys Fees.  In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the  prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.18

Time Periods.  Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.19

1031 Exchange.  Sellers and Purchaser acknowledge and agree that the purchase and sale of each Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or a Seller.  Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof.  Notwithstanding anything to the contrary contained in the foregoing, if a Seller so elects to close the transfer of a Property as an exchange, then (i) such Seller, at its sole option, may delegate its obligations to transfer a Property under this Contract, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of such Seller pursuant to this Contract; (iii) such Seller shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from such Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds) to Purchaser or to exchange accommodation titleholder, as the case may be. Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of a Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire such Property under this Contract, and may assign its rights to receive the Property from such Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Contract; (iii) Purchaser shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to such Seller; and (v) the closing of the acquisition of such Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from the applicable Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds) to Purchaser (or to exchange accommodation titleholder, as the case may be).  Notwithstanding anything in this Section 13.19 to the contrary, any Seller shall have the right to extend the Closing Date (as previously extended pursuant to Section 5.1) for up to 30 days in order to facilitate a tax free exchange pursuant to this Section 13.19, and to obtain all documentation in connection therewith.

13.20

No Personal Liability of Officers, Trustees or Directors of Seller's Partners.  Purchaser agrees that none of any Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.21

No Exclusive Negotiations.  Sellers shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of any Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Sellers shall not enter into any contract with a third-party for the sale of any Property unless such contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.22

ADA Disclosure.  Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA").  The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons.  Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property's compliance with the ADA or the FHA (or any similar state or local law), and Sellers expressly disclaim any such representation.

13.23

No Recording.  Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without the prior written consent of Seller's Representative, which consent may be withheld in the sole discretion of Seller's Representative.  If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract.  Purchaser hereby appoints the Seller's Representative as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the contract or other memorandum or evidence thereof from the public records.  This appointment shall be coupled with an interest and irrevocable.

13.24

Relationship of Parties.  Purchaser and Sellers acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property.  Neither Purchaser nor Sellers is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.25

Dispute Resolution.  Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration.  The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state of Texas.  The parties shall attempt to designate one arbitrator from the American Arbitration Association.  If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party.  Notwithstanding anything herein to the contrary, this Section 13.25 shall not prevent Purchaser or Sellers from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the State of Texas (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury.  The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.25.

13.26

AIMCO Marks.  Purchaser agrees that Sellers, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract.  Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.  Notwithstanding the foregoing, each Seller will convey to Purchaser all of such Seller's right, title and interest in any computer located at its Property (wiped clean of all software and files).

13.27

Non-Solicitation of Employees.  Purchaser acknowledges and agrees that, without the express written consent of Seller's Representative, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall (a) prior to the expiration of the Feasibility Period, solicit any of Seller's employees or any employees located at any Property for potential employment, or (b) for a period of 2 years after the Effective Date, directly solicit any employees of any other affiliates of Sellers located at any property owned by such affiliates (other than the Properties).

13.28

Survival.  Except for (a) all of the provisions of this Article 13 (other than Section 13.19 and 13.21), and (b) any provision of this Contract which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

13.29

Multiple Purchasers.  As used in this Contract, the term "Purchaser" means all entities acquiring any interest in any Properties at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 13.3 of this Contract.  In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder.  In the event that a Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder.  In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Contract, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of "Purchaser" under this

Contract.  In the event that a Seller or Seller's Representative is required to give notice or take action with respect to Purchaser under this Contract, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder.  In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against a Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective.  In the event that there is any agreement by a Seller to pay any amount pursuant to this Contract to Purchaser under any circumstance, that amount shall be deemed the maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder.  In the event that a Seller is required to return the any portion of the Initial Deposit, Additional Deposit or other amount to Purchaser, such Seller shall return the same to any entity being a Purchaser hereunder and, upon such return, shall have no further liability to any other entity being a Purchaser hereunder for such amount.  The foregoing provisions also shall apply to any documents, including, without limitation, the General Assignment and Assumption and the Assignment and Assumption of Leases and Security Deposits, executed in connection with this Contract and the transaction(s) contemplated hereby.

13.30

Sellers' Several Obligations.  Purchaser agrees that, notwithstanding any other provision of this Contract to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and that each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants.  Purchaser agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder, and further waives any and all claims against any other party or Property for payment or performance of the same, including, without limitation, any other Seller or AIMCO, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller or AIMCO.

13.31

Obligation to Close on all Properties.  Except as expressly set forth in this Contract, Purchaser's obligation to purchase the Properties is not severable and Purchaser must purchase all of the Properties.  Similarly, except as expressly stated this Contract, Sellers' obligations to sell the Properties are not severable and Sellers must sell all of the Properties to Purchaser.

13.32

Property Located in Special Water District or Municipal or Public Utility District.  To the extent that any portion of any Property is located in a Special Water District or Municipal Utility District in the State of Texas, Purchaser acknowledges that notice has been given to Purchaser, in the form of Schedule 13.32A and Schedule 13.32B attached hereto, which Purchaser acknowledges to have received prior to the execution of this Contract, that the Property lies within the boundaries of the Upper Brushy Creek Water Control Improvement District and the Anderson Mill Municipal Utility District, pursuant to the provisions of Chapter 49.452 of the Texas Water Code.

13.33

Notice Regarding Possible Annexation.  If any Property that is the subject of this Contract is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality.  Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction.  To determine if a Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located within a municipality’s extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information.

ARTICLE XIV
LEAD–BASED PAINT DISCLOSURE

14.1

Disclosure.  Sellers and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit H hereto.  The provisions of this Section 14.1 shall survive the Closing and delivery of the Deeds to Purchaser.  As an additional "Seller's Representation," and subject to all limitations and qualifications set forth in Article VI (including limitations on survival and cap on damages for breach of representation), and further subject to the limitations in Section 3.5, each Seller severally and individually, represents as to itself only, that it will include in the Materials copies of any reports on lead-based paint or asbestos testing and remediation for its Property readily available to such Seller and commissioned during such Seller's ownership of its Property.

SIGNATURE PAGES FOLLOW]

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

Sellers:

BROADMOOR:

AMBASSADOR VI, L.P., a Delaware limited partnership

By:

AMBASSADOR VI, INC., a Delaware corporation, its general partner

By:

/s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

CHESAPEAKE:

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership

By:

WAI Associates Limited Partnership, a Texas limited partnership, its General Partner

By:

AIMCO/WAI Associates GP, LLC, a Delaware limited liability company, its general partner

By:

AIMCO Properties, L.P., a Delaware limited partnership, its member

By:

AIMCO-GP, INC., a Delaware corporation, its general partner

By:

/s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

FALLS ON BULL CREEK:

AMBASSADOR VIII, L.P., a Delaware limited partnership

By:

AMBASSADOR VIII, INC., a Delaware corporation, its general partner

By:

/s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

PROMONTORY POINT:

CENTURY STONEY GREENS, L.P., a California limited partnership

By:

CENTURY STONEY GREENS, INC., a California corporation, its general partner

By:

/s/Brian J. Bornhorst

Name:

Brian J. Bornhorst

Title:

Vice President

Purchaser:

BETHANY HOLDINGS GROUP, LLC,

a Nevada limited liability company

By: /s/Greg Garmon

Name: Greg Garmon

Title: President/Chief Executive Officer

Purchaser's Tax Identification Number/Social Security Number:

CHI CHEN WANG

/s/Chi Chen Wang

Purchaser's Tax Identification Number/Social Security Number: